Exhibit 99.1

Analog Devices Reports Third Quarter Fiscal 2020 Results with Revenue and EPS Above the Midpoint of Guidance

•Revenue of $1.46 billion increased 11% sequentially, led by growth in the communications and industrial markets
•Operating cash flow of $2.0 billion and free cash flow of $1.8 billion on a trailing twelve months basis
•Announced agreement to acquire Maxim Integrated Products Inc. in the quarter, further strengthening ADI’s analog semiconductor leadership position

NORWOOD, Mass.--(BUSINESS WIRE)--August 19, 2020--Analog Devices, Inc. (Nasdaq: ADI), a leading global high-performance analog technology company, today announced financial results for its third quarter of fiscal 2020, which ended August 1, 2020.

“We executed exceptionally well in this uncertain environment. Our quarterly results came in above the midpoint of our revised outlook, which is a testament to the dedication of our talented global team and the resilience of our diversified business. Revenue growth was led by strength across our industrial and communications markets, and both gross and operating margins returned within the range of our financial model,” said Vincent Roche, President and CEO of Analog Devices.

Roche continued, “Our recently announced acquisition of Maxim will further expand our technology capabilities, grow our cadre of talented engineers, and deliver significant benefits for our stakeholders. Together, we will continue to push the limits of innovation and create more complete solutions for our customers, staying ahead of what’s possible for decades to come.”

Performance for the Third Quarter of Fiscal 2020

Results Summary(1)
(in millions, except per-share amounts and percentages)

	Three Months Ended
	Aug. 1, 2020	Aug. 3, 2019	Change
Revenue	$1,456	$1,480	(2)%
Gross margin	$973	$998	(3)%
Gross margin percentage	66.8%	67.4%	(60 bps)
Operating income	$419	$447	(6)%
Operating margin	28.8%	30.2%	(140 bps)
Diluted earnings per share	$0.97	$0.97	—%

Adjusted Results
Adjusted gross margin	$1,018	$1,042	(2)%
Adjusted gross margin percentage	69.9%	70.4%	(50 bps)
Adjusted operating income	$616	$604	2%
Adjusted operating margin	42.3%	40.8%	150 bps
Adjusted diluted earnings per share	$1.36	$1.26	8%

		Three Months Ended	Trailing Twelve Months
Cash Generation		Aug. 1, 2020	Aug. 1, 2020
Net cash provided by operating activities		$557	$1,994
% of revenue		38%	36%
Capital expenditures		$(21)	$(187)
Free cash flow		$536	$1,807
% of revenue		37%	33%

		Three Months Ended	Trailing Twelve Months
Cash Return		Aug. 1, 2020	Aug. 1, 2020
Dividend paid		$(229)	$(857)
Stock repurchases		(18)	(410)
Total cash returned		$(247)	$(1,266)

(1) The sum and/or computation of the individual amounts may not equal the total due to rounding.

Outlook for the Fourth Quarter of Fiscal Year 2020

For the fourth quarter of fiscal 2020, we are forecasting revenue of $1.44 billion, +/- $70 million. At the midpoint of this revenue outlook, we expect reported operating margins of approximately 31.0%, +/-140 bps, and adjusted operating margins of approximately 42.0%, +/-100 bps. We are planning for reported EPS to be $0.95, +/-$0.10, and adjusted EPS to be $1.32, +/-$0.10.

Our fourth quarter fiscal 2020 outlook is based on current expectations and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

The adjusted results and adjusted anticipated results above are financial measures presented on a non-GAAP basis. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this press release. See also “Non-GAAP Financial Information” section for additional information.

Dividend Payment

The ADI Board of Directors has declared a quarterly cash dividend of $0.62 per outstanding share of common stock. The dividend will be paid on September 9, 2020 to all shareholders of record at the close of business on August 28, 2020.

Conference Call Scheduled for Today, Wednesday, August 19, 2020 at 10:00 am ET

ADI will host a conference call to discuss our third quarter fiscal 2020 results and short-term outlook today, beginning at 10:00 am ET. Investors may join via webcast, accessible at investor.analog.com, or by telephone (call 800-859-9560, or 706-634-7193 for international calls, ten minutes before the call begins and provide the password "ADI").

A replay will be available two hours after the completion of the call. The replay may be accessed for up to two weeks by dialing 855-859-2056 (replay only) and providing the conference ID: 4911219, or by visiting investor.analog.com.

Non-GAAP Financial Information

This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and should not be considered in isolation from, or as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company’s use of non-GAAP measures, and the underlying methodology when including or excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods. You are cautioned not to place undue reliance on these non-GAAP measures. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.

Management uses non-GAAP measures internally to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also uses these non-GAAP measures as the primary performance measurement when communicating with analysts and investors regarding the Company’s earnings results and outlook and believes that the presentation of these non-GAAP measures is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business. Management also believes that the non-GAAP liquidity measure free cash flow is useful both internally and to investors because it provides information about the amount of cash generated after capital expenditures that is then available to repay debt obligations, make investments and fund acquisitions, and for certain other activities.
The non-GAAP financial measures referenced by ADI in this release include: adjusted gross margin, adjusted gross margin percentage, adjusted operating expenses, adjusted operating expenses percentage, adjusted operating income, adjusted operating margin, adjusted income before income taxes, adjusted provision for income taxes, adjusted tax rate, adjusted diluted earnings per share (EPS), free cash flow, and free cash flow margin percentage.
Adjusted gross margin is defined as gross margin, determined in accordance with GAAP, excluding certain acquisition related expenses1 which are described further below. Adjusted gross margin percentage represents adjusted gross margin divided by revenue.
Adjusted operating expenses is defined as operating expenses, determined in accordance with GAAP, excluding: certain acquisition related expenses1; acquisition related transaction costs2; restructuring related expense3; and charitable foundation contribution4 which are described further below. Adjusted operating expenses percentage represents adjusted operating expenses divided by revenue.
Adjusted operating income is defined as operating income, determined in accordance with GAAP, excluding: acquisition related expenses1; acquisition related transaction costs2; restructuring related expense3; and charitable foundation contribution4 which are described further below. Adjusted operating margin represents adjusted operating income divided by revenue.
Adjusted income before income taxes is defined as income before income taxes, determined in accordance with GAAP, excluding: acquisition related expenses1; acquisition related transaction costs2; restructuring related expense3; and charitable foundation contribution4 which are described further below.
Adjusted provision for income taxes is defined as provision for income taxes, determined in accordance with GAAP, excluding tax related items5 which are described further below. Adjusted tax rate represents adjusted provision for income taxes divided by adjusted income before income taxes.
Adjusted diluted EPS is defined as diluted EPS, determined in accordance with GAAP, excluding: acquisition related expenses1; acquisition related transaction costs2; restructuring related expense3; charitable foundation contribution4; and tax related items5 which are described further below.
Free cash flow is defined as net cash provided by operating activities, determined in accordance with GAAP, less additions to property, plant and equipment, net. Free cash flow margin percentage represents free cash flow divided by revenue.
1Acquisition Related Expenses: Expenses incurred as a result of current and prior period acquisitions and primarily include expenses associated with the fair value adjustments to inventory, property, plant and equipment and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. Expenses also include severance payments, equity award accelerations, and the fair value adjustment associated with the replacement of share-based awards related to the Linear Technology acquisition. We excluded these costs from our non-GAAP measures because they relate to specific transactions and are not reflective of our ongoing financial performance.
2Acquisition Related Transaction Costs: Costs directly related to the proposed Maxim Integrated Products, Inc. acquisition, including legal, accounting and other professional fees. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.
3Restructuring Related Expense: Expenses incurred in connection with facility closures, consolidation of manufacturing facilities, severance, other accelerated stock-based compensation expense and other cost reduction efforts or reorganizational initiatives. We excluded these expenses from our non-GAAP measures because apart from ongoing expense savings as a result of such items, these expenses have no direct correlation to the operation of our business in the future.
4Charitable Foundation Contribution: Expenses incurred in connection with a one time contribution of registered shares of common stock to the Analog Devices Foundation. We excluded this expense from our non-GAAP measures because this expense has no direct correlation to the operation of our business in the future.
5Tax Related Items: Income tax effect of the non-GAAP items discussed above and income tax from certain discrete tax items related to the resolution of the IRS audit of Linear’s pre-acquisition federal income tax returns for fiscal year 2015 through fiscal year 2017 and other discrete income tax benefits upon filing of our fiscal 2019 federal income tax return, the impact of the Tax Cuts and Jobs Act of 2017 and other deferred tax recalibration adjustments, income tax from certain uncertain tax positions, the impact of a voluntary accounting policy change and income tax from prior period tax credits. We excluded these tax related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

About Analog Devices

Analog Devices (Nasdaq: ADI) is a leading global high-performance analog technology company dedicated to solving the toughest engineering challenges. We enable our customers to interpret the world around us by intelligently bridging the physical and digital with unmatched technologies that sense, measure, power, connect and interpret. Visit http://www.analog.com.

Forward Looking Statements

This press release contains forward-looking statements, which address a variety of subjects including, for example, our statements regarding our proposed acquisition of Maxim Integrated Products, Inc. (“Maxim”); the impact of the COVID-19 pandemic on our business, financial condition and results of operations; expected revenue, operating margin, tax rate, earnings per share, and other financial results; expected market trends, market share gains, operating leverage, production and inventory levels; expected customer demand and order rates for our products and expected product offerings; product development; and marketing position. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the uncertainty as to the extent of the duration, scope and impacts of the COVID-19 pandemic; political and economic uncertainty, including any faltering in global economic conditions or the stability of credit and financial markets; erosion of consumer confidence and declines in customer spending; unavailability of raw materials, services, supplies or manufacturing capacity; changes in geographic, product or customer mix; changes in export classifications, import and export regulations or duties and tariffs; changes in our or Maxim’s estimates of our respective expected tax rates based on current tax law; our ability to successfully integrate Maxim’s businesses and technologies; the risk that the expected benefits and synergies of the proposed transaction and growth prospects of the combined company may not be fully achieved in a timely manner, or at all; adverse results in litigation matters, including the potential for litigation related to the proposed transaction; the risk that we or Maxim will be unable to retain and hire key personnel; the risk associated with our and Maxim’s ability to obtain the approvals of our respective shareholders required to consummate the proposed transaction and the timing of the closing of the proposed transaction, including the risk that the conditions to the transaction are not satisfied on a timely basis or at all or the failure of the transaction to close for any other reason or to close on the anticipated terms, including the anticipated tax treatment; the risk that any regulatory approval, consent or authorization that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; unanticipated difficulties or expenditures relating to the transaction, the response of business partners and retention as a result of the announcement and pendency of the transaction; uncertainty as to the long-term value of our common stock; the diversion of management time on transaction-related matters;
our ability to successfully integrate acquired businesses and technologies; and the risk that expected benefits, synergies and growth prospects of acquisitions may not be fully achieved in a timely manner, or at all. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Additional Information about the Merger and Where to Find It

In connection with the proposed transaction, on August 18, 2020, Analog Devices, Inc. (“ADI”) filed with the SEC a registration statement on Form S-4 that includes a preliminary joint proxy statement of ADI and Maxim and that also constitutes a preliminary prospectus of ADI (the “preliminary joint proxy statement/prospectus”). If and when the registration statement becomes effective and the preliminary joint proxy statement/prospectus is in definitive form (the “definitive joint proxy statement/prospectus”), the definitive joint proxy statement/prospectus will be mailed to shareholders of ADI and stockholders of Maxim. Each of ADI and Maxim may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the registration statement, the preliminary joint proxy statement/prospectus, the definitive joint proxy statement/prospectus, or any other document that ADI or Maxim have or may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS, DEFINITIVE JOINT PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT HAVE BEEN OR MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and definitive joint proxy statement/prospectus (if and when available) and other documents containing important information about ADI, Maxim and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by ADI will be available free of charge on ADI’s website at http://www.analog.com or by contacting ADI’s Investor Relations Department by email at investor.relations@analog.com or by phone at 781-461-3282. Copies of the documents filed with the SEC by Maxim will be available free of charge on Maxim’s website at investor.maximintegrated.com or by contacting Maxim’s Investor Relations department by phone at 408-601-5697.

Participants in the Solicitation

ADI, Maxim and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of ADI, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in ADI’s proxy statement for its 2020 annual meeting of shareholders, which was filed with the SEC on January 24, 2020, and ADI’s Annual Report on Form 10-K for the fiscal year ended November 2, 2019, which was filed with the SEC on November 26, 2019. Information about the directors and executive officers of Maxim, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Maxim’s proxy statement for its 2019 annual meeting of shareholders, which was filed with the SEC on September 27, 2019, and Maxim’s Annual Report on Form 10-K for the fiscal year ended June 29, 2019, which was filed with the SEC on August 21, 2019. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the preliminary joint proxy statement/prospectus and will be contained in the definitive joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should carefully read the preliminary joint proxy statement/prospectus and the definitive joint proxy statement/prospectus when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from ADI or Maxim using the sources indicated above.

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	Aug. 1, 2020	Aug. 3, 2019	Aug. 1, 2020	Aug. 3, 2019
Revenue	$1,456,136	$1,480,143	$4,076,761	$4,547,846
Cost of sales	483,558	482,332	1,409,367	1,476,287
Gross margin	972,578	997,811	2,667,394	3,071,559
Operating expenses:
Research & development	260,794	280,102	770,280	853,330
Selling, marketing, general and administrative	153,753	162,825	494,808	493,295
Amortization of intangibles	107,077	107,231	321,448	321,816
Special charges	31,830	927	44,286	30,871
Total operating expenses	553,454	551,085	1,630,822	1,699,312
Operating income	419,124	446,726	1,036,572	1,372,247
Nonoperating expense (income):
Interest expense	45,914	59,871	144,712	178,300
Interest income	(504)	(2,625)	(3,778)	(8,241)
Other, net	685	(78)	1,331	4,287
	46,095	57,168	142,265	174,346
Income before income tax	373,029	389,558	894,307	1,197,901
Provision for income taxes	10,364	27,184	60,072	112,584
Net income	$362,665	$362,374	$834,235	$1,085,317

Shares used to compute earnings per common share - basic	368,791	369,533	368,417	369,160
Shares used to compute earnings per common share - diluted	372,003	373,077	371,857	372,967

Basic earnings per common share	$0.98	$0.98	$2.26	$2.93
Diluted earnings per common share	$0.97	$0.97	$2.24	$2.90

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	Aug. 1, 2020	Nov. 2, 2019
Cash & cash equivalents	$1,090,264	$648,322
Accounts receivable	681,728	635,136
Inventories	612,646	609,886
Other current assets	100,599	91,782
Total current assets	2,485,237	1,985,126
Net property, plant and equipment	1,134,236	1,219,989
Other investments	82,953	77,324
Goodwill	12,273,799	12,256,880
Intangible assets, net	3,796,932	4,217,224
Deferred tax assets	1,522,772	1,582,382
Other assets	303,639	53,716
Total assets	$21,599,568	$21,392,641

Other current liabilities	$1,238,452	$1,208,965
Debt, current	449,324	299,667
Long-term debt	5,143,653	5,192,252
Deferred income taxes	1,961,009	2,088,212
Other non-current liabilities	1,029,570	894,357
Shareholders' equity	11,777,560	11,709,188
Total liabilities & equity	$21,599,568	$21,392,641

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	Aug. 1, 2020	Aug. 3, 2019	Aug. 1, 2020	Aug. 3, 2019
Cash flows from operating activities:
Net income	$362,665	$362,374	$834,235	$1,085,317
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	57,598	61,606	176,722	179,041
Amortization of intangibles	143,865	142,521	431,985	427,046
Stock-based compensation expense	39,560	36,098	112,961	112,720
Non-cash portion of special charge	—	—	—	4,367
Deferred income taxes	(7,412)	(33,601)	(42,802)	(55,444)
Non-cash contribution to charitable foundation	—	—	40,000	—
Other non-cash activity	1,874	8,272	5,675	26,701
Changes in operating assets and liabilities	(40,950)	(24,724)	(222,887)	(184,552)
Total adjustments	194,535	190,172	501,654	509,879
Net cash provided by operating activities	557,200	552,546	1,335,889	1,595,196
Percent of revenue	38.3%	37.3%	32.8%	35.1%
Cash flows from investing activities:
Additions to property, plant and equipment	(20,804)	(58,094)	(135,804)	(224,297)
Payments for acquisitions, net of cash acquired	(12,763)	—	(12,763)	—
Changes in other assets	70	(547)	(1,214)	(5,132)
Net cash used for investing activities	(33,497)	(58,641)	(149,781)	(229,429)

Cash flows from financing activities:
Proceeds from debt	—	1,250,000	395,646	1,250,000
Early termination of debt	—	(1,250,000)	—	(1,250,000)
Payments on revolver	—	—	(350,000)	(75,000)
Proceeds from revolver	—	—	350,000	75,000
Debt repayments	—	(300,000)	(300,000)	(650,000)
Dividend payments to shareholders	(228,798)	(200,068)	(656,558)	(577,285)
Repurchase of common stock	(17,651)	(112,001)	(237,265)	(440,616)
Proceeds from employee stock plans	26,853	19,228	57,750	106,135
Changes in other financing activities	436	(1,774)	(4,015)	(7,918)
Net cash used for financing activities	(219,160)	(594,615)	(744,442)	(1,569,684)
Effect of exchange rate changes on cash	784	(727)	276	(510)

Net increase (decrease) in cash and cash equivalents	305,327	(101,437)	441,942	(204,427)
Cash and cash equivalents at beginning of period	784,937	713,601	648,322	816,591
Cash and cash equivalents at end of period	$1,090,264	$612,164	$1,090,264	$612,164

ANALOG DEVICES, INC.
REVENUE TRENDS BY END MARKET
(Unaudited)
(In thousands)

The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data and our methodology evolve and improve, the categorization of products by end market can vary over time. When this occurs, we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	Aug. 1, 2020			Aug. 3, 2019
	Revenue	% of revenue*	Y/Y %	Revenue	% of revenue*
Industrial	$774,353	53%	3%	$753,118	51%
Communications	363,613	25%	14%	319,250	22%
Automotive	162,480	11%	(29)%	228,235	15%
Consumer	155,690	11%	(13)%	179,540	12%
Total revenue	$1,456,136	100%	(2)%	$1,480,143	100%

	Nine Months Ended
	Aug. 1, 2020			Aug. 3, 2019
	Revenue	% of revenue*	Y/Y %	Revenue	% of revenue*
Industrial	$2,174,183	53%	(4)%	$2,262,597	50%
Communications	880,921	22%	(14)%	1,030,283	23%
Automotive	551,395	14%	(22)%	708,711	16%
Consumer	470,262	12%	(14)%	546,255	12%
Total revenue	$4,076,761	100%	(10)%	$4,547,846	100%

*The sum of the individual percentages may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	Aug. 1, 2020	Aug. 3, 2019	Aug. 1, 2020	Aug. 3, 2019

Gross margin	$972,578	$997,811	$2,667,394	$3,071,559
Gross margin percentage	66.8%	67.4%	65.4%	67.5%
Acquisition related expenses	45,222	43,694	134,633	130,444
Adjusted gross margin	$1,017,800	$1,041,505	$2,802,027	$3,202,003
Adjusted gross margin percentage	69.9%	70.4%	68.7%	70.4%

Operating expenses	$553,454	$551,085	$1,630,822	$1,699,312
Percent of revenue	38.0%	37.2%	40.0%	37.4%
Acquisition related expenses	(110,460)	(112,636)	(333,298)	(339,293)
Acquisition related transaction costs	(9,121)	—	(9,121)	—
Charitable foundation contribution	—	—	(40,000)	—
Restructuring related expense	(31,830)	(927)	(44,287)	(30,871)
Adjusted operating expenses	$402,043	$437,522	$1,204,116	$1,329,148
Adjusted operating expenses percentage	27.6%	29.6%	29.5%	29.2%

Operating income	$419,124	$446,726	$1,036,572	$1,372,247
Operating margin	28.8%	30.2%	25.4%	30.2%
Acquisition related expenses	155,682	156,330	467,931	469,737
Acquisition related transaction costs	9,121	—	9,121	—
Charitable foundation contribution	—	—	40,000	—
Restructuring related expense	31,830	927	44,287	30,871
Adjusted operating income	$615,757	$603,983	$1,597,911	$1,872,855
Adjusted operating margin	42.3%	40.8%	39.2%	41.2%

Provision for income taxes	$10,364	$27,184	$60,072	$112,584
Income tax effect of adjustments above	29,266	20,927	79,413	68,567
Income tax from certain discrete tax items	25,951	28,365	25,951	40,925
Adjusted provision for income taxes	$65,581	$76,476	$165,436	$222,076

Income before income taxes	373,029	389,558	894,307	1,197,901
Effective tax rate	2.8%	7.0%	6.7%	9.4%
Acquisition related expenses	155,682	156,330	467,931	469,737
Acquisition related transaction costs	9,121	—	9,121	—
Charitable foundation contribution	—	—	40,000	—
Restructuring related expense	31,830	927	44,287	30,871
Adjusted income before income taxes	$569,662	$546,815	$1,455,646	$1,698,509
Adjusted tax rate	11.5%	14.0%	11.4%	13.1%

Diluted EPS	$0.97	$0.97	$2.24	$2.90
Acquisition related expenses	0.42	0.42	1.26	1.26
Acquisition related transaction costs	0.02	—	0.02	—
Charitable foundation contribution	—	—	0.11	—
Restructuring related expense	0.09	—	0.12	0.08
Income tax effect of adjustments above	(0.08)	(0.06)	(0.21)	(0.18)
Income tax from certain discrete tax items	(0.07)	(0.08)	(0.07)	(0.11)
Adjusted diluted EPS (1)	$1.36	$1.26	$3.47	$3.96
(1) The sum of the individual per share amounts may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited)
(In thousands)

	Trailing Twelve Months	Three Months Ended
	Aug. 1, 2020	Aug. 1, 2020	May 2, 2020	Feb. 1, 2020	Nov. 2, 2019
Revenue	$5,519,980	$1,456,136	$1,317,060	$1,303,565	$1,443,219
Net cash provided by operating activities	$1,993,794	$557,200	$429,041	$349,648	$657,905
% of Revenue	36%	38%	33%	27%	46%
Capital expenditures	$(186,880)	$(20,804)	$(60,161)	$(54,839)	$(51,076)
Free cash flow	$1,806,914	$536,396	$368,880	$294,809	$606,829
% of Revenue	33%	37%	28%	23%	42%

ANALOG DEVICES, INC.
RECONCILIATION OF PROJECTED GAAP TO NON-GAAP RESULTS
(Unaudited)

Three Months Ending October 31, 2020
	Reported	Adjusted
Revenue	$1.44 Billion	$1.44 Billion
	(+/- $70 Million)	(+/- $70 Million)
Operating margin	31.0%	42.0% (1)
	(+/-140 bps)	(+/-100 bps)
Nonoperating expense	~ $46 Million	~ $46 Million
Tax rate	12% to 13%	12% to 13% (2)
Earnings per share	$0.95	$1.32 (3)
	(+/- $0.10)	(+/- $0.10)

(1) Includes $157 million of adjustments related to acquisition related expenses as previously defined in the Non-GAAP Financial Information section of this press release.
(2) Includes $22 million of tax effects associated with the adjustment for acquisition related expenses above.
(3) Includes $0.36 of adjustments related to the net impact of $0.42 of acquisition related expenses and $0.06 of tax effects on those acquisition related expenses.

(ADI-WEB)

For more information, please contact:

Investor Contact:
Analog Devices, Inc.
Mr. Michael Lucarelli
Sr. Director of Investor Relations
781-461-3282
investor.relations@analog.com

Media Contacts:
Teneo
Ms. Andrea Calise
917-826-3804
andrea.calise@teneo.com

Teneo
Ms. Megan Fenton
917-860-0356
megan.fenton@teneo.com